EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADDED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Healthcare AI Acquisition Corp. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Xiaocheng Peng, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: October 18, 2024	By:	/s/ Xiaocheng Peng
Xiaocheng Peng
Chief Financial Officer
(Principal Financial Officer and Accounting Officer)